UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February 28, 2011

XUN ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53466	26-1616719
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12518 NE Airport Way, Suite 148 No. 156 Portland Oregon  9723

(Address of principal executive offices)

775-200-0505

 (Registrant's telephone number, including area code)

___N/A___

(Former Name or former address if changed from last report.)

Copies to:

Jeffrey G. Klein, P.A.

301 Yamato Road

Suite 1240

Boca Raton, Florida  33498

Tel: (561) 953-1126

Fax: (561)994-6693

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Forward Looking Statements

Certain statements included in this Form 8-k regarding Xun Energy, Inc.  ( “Company”) that are not  historical  facts are  forward-looking statements,  including  the  information  provided  with  respect  to the future business  operations  and  anticipated  operations  of the Company.    These forward-looking  statements are based on current expectations, estimates,  assumptions and beliefs of management,  and words such as "expects," "anticipates,"   "intends,"   "plans,"   "believes,"   "estimates"  and  similar expressions  are intended to identify  such  forward-looking  statements.  These forward-looking  statements involve risks and uncertainties,  including, but not limited  to,  the  success  of our  current  or  proposed  business  activities.  Accordingly, actual results may differ.

Section 1- Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2011 the Company, through its wholly owned subsidiary, Nux Holdings of Kentucky, Inc. (“Nux”) entered into three oil and gas lease assignments in Kentucky.

On February 28, 2011 Nux entered into a leasehold assignment with Sequachee Oil and Gas LLC (Sequachee) which has a lease agreement with Leroy and Margaret Tillet which provides for a 100% assignment of the leasehold rights to Nux. Sequachee retains an override royalty equal to (1/8) of the value of all oil produced and removed (if any) under the lease. The leasehold interest is for approximately 105 acres of land and the acquisition cost was $1,375.  If Nux does not commence operations on the land covered by the lease by June 30, 2011, the assignor reserves the right declare Nux’s rights under the lease forfeited. Nux will own 100% of the Working Interest (WI) and 75% of the Net Revenue Interest (NRI) in this lease. The leasehold interests are located in Lincoln County, Kentucky.

Also on February 28, 2011 Nux entered into a leasehold assignment with Sequachee and Michael Bradley Grubb (Grubb), jointly, which have a lease agreement with Jerry, Carla and Joy Neeley which provides for a 100% assignment of the leasehold rights to Nux. Sequachee and Grubb  retain an override royalty equal to (1/8) of the value of all oil produced and removed (if any) under the lease.  The leasehold interest is for approximately 239 acres of land and the acquisition cost was $900. If Nux does not commence operations on the land covered by the lease by June 30, 2011, the assignor reserves the right declare Nux’s rights under the lease forfeited. Nux will own 100% of the Working Interest (WI) and 75% of the Net Revenue Interest (NRI) in this lease. The leasehold interests are located in Jackson County, Kentucky.

Also on February 28, 2011 Nux entered a leasehold assignment agreement with Sequachee which has a lease agreement with Josephine Gross which provides for a 100% assignment of the leasehold rights to Nux. Sequachee retains an override royalty equal to (1/8) of the value of all oil produced and removed (if any) under the lease.  The leasehold interest is for approximately 30 acres of land and the acquisition cost was $1,800. If Nux does not commence operations on the land covered by the lease by June 30, 2011, the assignor reserves the right declare Nux’s rights under the lease forfeited. Nux will own 100% of the Working Interest (WI) and 75% of the Net Revenue Interest (NRI) in this lease. There is one gas well on this lease which is completed but not connected to a gas pipeline system, and the lessee will receive a 20% royalty interest from it with Nux receiving the net working interest of 80% from the existing gas well once the gas well is connected to a pipeline system and produces revenue. The leasehold interests are located in Clay County, Kentucky.

On all three leases, all of the terms and conditions of the lease are to be performed by Nux and or any of its affiliates, including Xun Oil of Kentucky, Inc. Xun Oil of Kentucky, Inc. is a wholly owned subsidiary of the Company operating under the trade name of Xun Oil.

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Item 9.02 Financial Statements and Exhibits.

Exhibit

 10.1

Assignment of Oil and Gas Lease between Nux and Sequachee Oil and Gas LLC

 10.2

Assignment of Oil and Gas Lease between Nux and Sequachee Oil and Gas LLC

 10.3

Assignment of Oil and Gas Lease between Nux and Sequachee Oil and Gas LLC

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    March 4, 2011

Xun Energy, Inc. BY: /S/ Peter Matousek —————————————— Name: Peter Matousek Title: President/CEO

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